UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2010

EBIX, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 281-2020

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Information

Statements regarding the Company’s operational and financial success, business model, expectations about future success, competitive environment, are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2008, or as supplemented in the Company’s subsequently filed periodic reports. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

Item 2.02               Results of Operations and Financial Condition.

On January 28, 2010 (“Ebix” or the “Company”) issued a press release announcing its estimate of net cash generated by operating activities during the fourth quarter of 2009 as well as its approximation of the Company’s cash balance at December 31, 2009.  The Company stated that its approximate net cash generated by operating activities was $10.3 million and that its cash balance as of December 31, 2009 was approximately $19.1 million. While the Company believes these numbers to be true and correct, these figures are preliminary and are subject to revision when the Company announces its fourth quarter and full year results which the Company also announced would be on or around March 8, 2010. Further, the disclosure of the Company’s net cash generated by operating activities and its cash balance is merely a partial indicator of the Company’s present financial condition and not intended to serve as an overview or preview of its full results. A copy of the related press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01               Other Events

The attached press release also stated that the Company would be resuming its share buyback program under the terms of a buyback plan authorized by Ebix’s board of directors on March 21, 2008 granting the Company the right to purchase up to $5.0 million in shares of its common stock. All share repurchases will be accomplished in accordance with Rule 10b-18 of the Securities Act of 1934 as to the timing, pricing, and volume of such transactions. The Company will use available cash resources to make such share repurchases. Further, repurchases will be reported, as required, in the Company’s subsequent quarterly filings.

Item 9.01             Financial Statements and Exhibits

Exhibits

99.1	Press release, dated January 28, 2010, issued by Ebix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:   /s/ Robert Kerris

Robert Kerris
Chief Financial Officer
and Corporate Secretary

 February 2, 2010